Exhibit 99.1

Contacts:

Michael Earley	Al Palombo
Metropolitan Health Networks	Cameron Associates
Chief Executive Officer	Investor Relations
(561) 805-8500	(212) 554-5488
mearley@metcare.com	al@cameronassoc.com

METROPOLITAN HEALTH NETWORKS NAMES NEW BOARD OF DIRECTORS, CEO MICHAEL EARLEY APPOINTED CHAIRMAN

Company Looks Forward to an Exciting Future with a New, High Caliber Director Team

WEST PALM BEACH, FL, April 26, 2010 – Metropolitan Health Networks, Inc. (NYSE AMEX: MDF), a leading provider of healthcare services in Florida, today announced the appointment of six new independent directors to the company’s board and the re-appointment of Michael Earley, as the company’s Chairman and Chief Executive Officer.  These changes followed the resignation of the company’s five previous independent directors.  The new board will be nominated for re-election at the company’s 2011 annual shareholders’ meeting, expected to take place in July.  A Form 8-K was filed with the Securities and Exchange Commission earlier today and includes comprehensive information regarding the board appointments.

“We are honored to welcome our new directors who bring a wealth of business, strategic, and healthcare acumen to help Metropolitan build on the strong foundation we’ve built and take advantage of new opportunities in the rapidly changing healthcare industry,” stated Michael Earley.  “This board is truly representative of the way we are shaping and positioning Metropolitan for continued success and growth.  The appointment of these six new directors will allow us to benefit from an engaged group of professionals with diverse backgrounds, knowledge and opinions.  All of the appointees have held executive leadership positions in various professional areas and bring valuable knowledge from a variety of successful businesses.  As I’ve stated in the past, the next few years have the potential to be an exciting era for our company, making it an ideal time to further enhance the depth and strength of our leadership.  The long term prognosis for senior focused healthcare services is marked by both an increasing demographic and the need to innovate to meet the increasing demands of this market. We have exceptional operational management and financial expertise throughout the organization and, in conjunction with this new board, I am confident that we will be able to continue advancing our position as a leading healthcare services provider in the State of Florida and beyond,”  Earley concluded.

Our New Directors:

Arthur Kowaloff: Lead Independent Director and Governance & Nominating Committee Member
Mr. Kowaloff is currently President and Director of the PBP Foundation of New York, a Director of the Orange County Capital Development Corporation and a member of the Board of Directors of the Orange County Regional Medical Center.  Since 2004 Mr. Kowaloff has also been serving as a director of Sirona Dental Systems, Inc., a NASDAQ-listed manufacturer of high-quality, technologically advanced dental equipment.  During his career he has operated in the capacity of Managing Director of BNY Capital Markets, Inc, was Chief Operating Officer and Senior Managing Director of Patricof & Company Capital Corporation and was an attorney at the New York City firm of Willkie Farr & Gallagher, where he served as Senior Partner and Executive Committee Member and specialized in corporate and securities law and mergers and acquisitions. Mr. Kowaloff received a Bachelor of Arts degree from Carleton College and holds a Juris Doctor degree from Yale Law School.

John Watts, Jr.: Governance & Nominating Committee Chairman and Compensation Committee Member
Mr. Watts has been a partner at John Watts Consulting, Inc. since January 2008, where he provides management consultation, market development services and health care system navigation support to start up and growth companies.  Prior to starting his consulting firm, Mr. Watts spent over 12 years at Wellpoint, Inc., one of the nation’s largest health insurers.  He served in numerous roles at Wellpoint during his tenure, including as President and Chief Executive Officer of Wellpoint’s commercial and consumer business.  He has also served as President and Chief Executive Officer of Anthem national accounts, President and Chief Executive Officer of Blue Cross Blue Shield of Georgia, and currently serves as member of the Board of Directors at CareCentrix, a privately owned provider of home health benefits management services to the managed care industry.  He also served as Executive Chairman of Implantable Provider Group, a privately owned company providing implantable device management.

Richard A. Franco, Sr.: Compensation Committee and Audit Committee Member
Mr. Franco has been a leader in the pharmaceutical and medical industry for more than 35 years and is currently the Chairman of the Board of Directors, President and Chief Executive Officer of DARA BioSciences, Inc., a NASDAQ-listed biopharmaceutical development company.  Since 2005 he has served in several senior level executive and directorship capacities at DARA.  Prior to joining DARA Biosciences, he co-founded LipoScience, Inc., a private medical technology and diagnostics company, and served as president, Chief Executive Officer and Chairman of that company.  Mr. Franco has also served as president, Chief Executive Officer and director of Trimeris, Inc., a NASDAQ-listed biopharmaceutical company.  For over a decade he was employed with Glaxo Inc. (now GlaxoSmithKline) where he served as a member of the Executive Committee, Vice President and General Manager of Glaxo Dermatology and the Cerenex Division and Vice President of Commercial Development and Marketing. Since May 2000, Mr. Franco has served as a director of Salix Pharmaceuticals, Ltd., a NASDAQ-listed specialty pharmaceutical company.  He also serves as Chapter President and Director of the Research Triangle Chapter of the National Association of Corporate Directors (NACD). Previously, he served as a director of TriPath Imaging, EntreMed, Inc. and Tranzyme, Inc. Mr. Franco earned a Bachelor of Science degree in pharmacy from St. John’s University and did his graduate work in pharmaceutical marketing and management at Long Island University.

Michael Cahr: Compensation Committee Chairman
Mr. Cahr has been a general partner at Focus Equity Partners, a private equity investment and management firm that acquires middle-market companies and assists them in reaching their performance potential, since 2003. He has more than 30 years of experience as a venture capitalist, Chief Executive Officer, and director of public and private companies, which include C&M Pharmacy, where he engineered the sale of the company to Walgreen Co.   During his career Mr. Cahr has acted as a board member and advisor to Business Only Broadband, was president of Saxony Consultants, and Chief Executive Officer and chairman of publicly held Allscripts, Inc., the leading developer of hand-held devices that provide physicians with real-time access to health, drug and other critical medical information. He has also operated in the capacity of venture group manager for Allstate Venture Capital where he oversaw domestic and international investments in technology, healthcare services, biotech and medical services. Since January 2009, Mr. Cahr has served as a director of MakeMusic, Inc., a NASDAQ-listed provider of music education technology.  He also has served since September 2002 as a director of Pacific Health Laboratories, an OTCBB traded nutritional products firm that develops and commercializes functionally unique nutritional products. Mr. Cahr was also a director of Lifecell Corporation from 1989 to 2007 where he served as the chairman of the audit committee.

Casey Gunnell: Audit Committee Chairman and Governance & Nominating Committee Member
Mr. Gunnell has 38 years of broad business experience in entrepreneurial, startup, troubled and rapid growth sales based companies.  He is currently serving as President and as a member of the Board of Directors of NeedleNurse, Inc., a privately owned startup medical device company which he co-founded.   During his career he has served in several senior level executive and advisory roles which include Managing Director of Cornerstone Management, LLC, a private firm providing advisory, interim staffing and project management solutions to distressed companies, President of Gunnell Family Corp., a private firm focused on interim management solutions and as interim Chief Executive Officer, President and as a director of Holiday RV Superstores, inc. d/b/a/ Recreation USA, a NASDAQ-listed retailer of recreational vehicles and marine products.  He has also served as Chief Operating Officer and Chief Financial Officer of PNV, Inc., a NASDAQ-listed cable television, communications, broadband wireless, ISP and portal to the trucking industry.  Since April 2008, Mr. Gunnell has served as a member of the Board of Directors of Enable Holdings, Inc., an OTCBB-traded asset recovery solution provider.  Mr. Gunnell earned a Bachelor of Business Administration degree from Florida Atlantic University.

Mark Stolper: Audit Committee Member
Mr. Stolper is currently the Chief Financial Officer of RadNet, Inc., a NASDAQ-listed healthcare company, which is the largest owner and operator of medical diagnostic imaging centers in the United States.  Prior to RadNet, Mr. Stolper was a partner at Broadstream Capital Partners and West Coast Capital, Los Angeles-based investment banking firms focused on advising middle market companies engaged in financing and merger and acquisition transactions. Mr. Stolper began his career as a member of the corporate finance group at Dillon, Read and Co., Inc., executing mergers and acquisitions, public and private financings and private equity investments with Saratoga Partners LLP, an affiliated principal investment group of Dillon Read.  After Dillon Read, he joined Archon Capital Partners, which made private equity investments in media and entertainment companies.  Mr. Stolper received his operating experience with Eastman Kodak, where he was responsible for business development for Kodak’s Entertainment Imaging subsidiary ($1.5 billion in sales). Since May 2007, Mr. Stolper has served on the Board of Directors of CompuMed, Inc., a publicly-traded medical informatics and software company.  Mr. Stolper graduated magna cum laude from the University of Pennsylvania and received a finance degree from the Wharton School. Mr. Stolper also holds a postgraduate award in Accounting from UCLA.

About Metropolitan Health Networks, Inc.:

Metropolitan is a growing health care organization in Florida that provides comprehensive health care services for Medicare Advantage members and other patients in South and Central Florida. To learn more about Metropolitan Health Networks, Inc. please visit its website at www.metcare.com.

Forward Looking Statements:

Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.

Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements.  These risk factors include, without limitation, (i) our ability to meet our cost projections under various provider agreements with Humana; (ii) our failure to accurately estimate incurred but not reported medical benefits expense; (iii) pricing pressures exerted on us by managed care organizations and the level of payments we indirectly receive under governmental programs or from other payors; (iv) future legislation and changes in governmental regulations; (v) the impact of Medicare Risk Adjustments on payments we receive for our managed care operations; and (vi) a loss of any of our significant contracts or our ability to increase the number of Medicare eligible patient lives we manage under these contracts. The Company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009.